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                                                                 Exhibit 14


COOPERS                                      Coopers & Lybrand L.L.P.
& LYBRAND
                                             a professional services firm



                    CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the following with respect to the registration of securities on Form N-14 under the securities Act of 1933, relative to the transfer of all the assets and liabilities of the Acacia Capital Corporation Calvert Responsibly Invested ("CRI") Equity Portfolio to the Acacia Capital Corporation CRI Capital Accumulation Portfolio in exchange for shares of CRI Capital Accumulation Portfolio.

         1. The incorporation by reference of our report dated February 17, 1995 on our audits of the financial statements and financial highlights of Acacia Capital Corporation CRI Capital Accumulation and Equity Portfolios which report is included in the Annual Report to Shareholders for the year ended December 31, 1994, in the Statement of Additional Information of Acacia Capital Corporation's Calvert Responsibly Invested Portfolios, dated May 1, 1995.

         2. The reference to our Firm under the heading "Financial Statements and Experts".

         3. the reference to our firm under the heading "Independent Accountants and Custodians" in the Statement of Additional Information of Acacia Capital Corporation's Calvert Responsibly Invested Portfolios, dated May 1, 1995.


                                          COOPERS & LYBRAND L.L.P.

Baltimore, Maryland
October 13, 1995






Coopers & Lybrand L.L.P., a registered limited liability partnership, is a member firm of Coopers & Lybrand International.